                                                                   Exhibit 28.2


                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                      JUNE 30, 1996 AND DECEMBER 31, 1995


                                                                          =============================
                                                                              JUN 30        DEC 31
                                                                               1996          1995
                                                                          -----------------------------
                                                                                 ($000 Omitted)
                                                                          =============================

      Investments, at market, partially restricted:
          Short-term investments                                                 $33,102       $28,238
          U.S. Treasury and agency obligations                                    27,407        29,636
          Municipal bonds                                                         92,288        95,049
          Mortgage-backed securities                                              31,132        27,499
          Corporate bonds                                                         33,237        33,572
                                                                          -----------------------------

            TOTAL  INVESTMENTS                                                  $217,166      $213,994

                                                                          =============================



NOTE: The total appears as the sum of three amounts under short-term investments, 'investments' - statutory reserve funds and 'investments' - other in the balance sheet presented on page 2.